                                                                   EXHIBIT 99.02

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING

 8.554% SERIES A PASS THROUGH    9.237% SERIES B PASS THROUGH    9.681% SERIES C PASS THROUGH
     CERTIFICATES DUE 2005           CERTIFICATES DUE 2017           CERTIFICATES DUE 2026
  IN EXCHANGE FOR REGISTERED      IN EXCHANGE FOR REGISTERED      IN EXCHANGE FOR REGISTERED
 8.554% SERIES A EXCHANGE PASS   9.237% SERIES B EXCHANGE PASS   9.681% SERIES C EXCHANGE PASS
 THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Reliant Energy Mid-Atlantic Power Holdings, LLC (the "Company"), Reliant Energy Maryland Holdings, LLC, Reliant Energy Northeast Management Company, Reliant Energy Mid-Atlantic Power Services, Inc. and Reliant Energy New Jersey Holdings, LLC and to tender 8.554% Series A Pass Through Certificates due 2005, 9.237% Series B Pass Through Certificates due 2017 and 9.681% Series C Pass Through Certificates due 2026 (collectively, the "Original Certificates") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures"
of the Company's prospectus dated February   , 2001 and in Instruction 2 to the
related letter of transmittal. Any holder who wishes to tender Original Certificates of a series pursuant to such guaranteed delivery procedures must ensure that Bankers Trust Company, as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer for such series. Capitalized terms used but not defined herein have the meanings ascribed to them in the letter of transmittal.

--------------------------------------------------------------------------------

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH   ,
2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING CERTIFICATES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR SUCH EXCHANGE OFFER.

--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                             BANKERS TRUST COMPANY

          By Courier:               By Mail (registered or                 By Hand:
                                 certified mail recommended):

  BT Services Tennessee, Inc.     BT Services Tennessee, Inc.     Bankers Trust Company Attn:
   Corporate Trust & Agency           Reorganization Unit          Reorganization Department
           Services                     P.O. Box 292737            Receipt & Delivery Window
      Reorganization Unit          Nashville, TN 37229-2737       123 Washington Street, 1st
    648 Grossmere Park Road                                                  Floor
      Nashville, TN 37211                                             New York, NY 10006

            By Facsimile Transmission (eligible institutions only):

                                 (615) 835-3701

                             Confirm by Telephone:

                                 (615) 835-3572

                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, in accordance with the Company's offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Original Certificates of the series set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the letter of transmittal.

     The undersigned hereby tenders the Original Certificates of the series listed below:

------------------------------------------------------------------------------------------------------------------------------------
                                    CERTIFICATE NUMBER(S) (IF
                                        KNOWN) OF ORIGINAL
           TITLE OF               CERTIFICATES OR ACCOUNT NUMBER         AGGREGATE PRINCIPAL               AGGREGATE PRINCIPAL
           SERIES*                          AT THE DTC                    AMOUNT REPRESENTED                AMOUNT TENDERED**
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                      PLEASE SIGN AND COMPLETE

  Names of Record Holder(s): ---------------------------------        Signature(s): ----------------------------------------------

  ------------------------------------------------------------        ------------------------------------------------------------

  Address: ---------------------------------------------------

  ------------------------------------------------------------

  Area Code and Telephone Number(s): -------------------------

  ------------------------------------------------------------        Dated: -----------------------------------------------, 2001
------------------------------------------------------------------------------------------------------------------------------------

* Either "8.554% Series A Pass Through Certificates due 2005," "9.237% Series B Pass Through Certificates due 2017" or "9.681% Series C Pass Through Certificates due 2026."

** Unless otherwise indicated, any tendering holder of Original Certificates will be deemed to have tendered the entire aggregate principal amount represented by such Original Certificates. All tenders must be in integral multiples of $1,000.

                            ------------------------

     THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(s) OF ORIGINAL CERTIFICATES EXACTLY AS THE NAME(s) OF SUCH PERSON(s) APPEAR(s) ON CERTIFICATES FOR ORIGINAL CERTIFICATES OR ON A SECURITY POSITION LISTING AS THE OWNER OF ORIGINAL CERTIFICATES, OR BY PERSON(s) AUTHORIZED TO BECOME HOLDER(s) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:

--------------------------------------------------------------------------------

Address(es):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Original Certificates of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Certificates into the Exchange Agent's account at the DTC described in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Tendering Through DTC's Automated Tender Offer Program" and in the letter of transmittal and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date for such series.


Name of Firm: ----------------------        ------------------------------------
Address: ---------------------------        (Authorized Signature)
------------------------------------        Name: ------------------------------
      (Include Zip Code)                    Title: -----------------------------
Area Code and Telephone Number: ----              (Please Type or Print)
                                            Date: ------------------------, 2001

     DO NOT SEND ORIGINAL CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Original Certificates of a series must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer for such series. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail or hand delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Original Certificates referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Certificates without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Original Certificates, the signature must correspond with the name as it appears on the security position listing as the owner of the Original Certificates.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Original Certificates listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Certificates or signed as the name(s) of the participant appears on the DTC's security position listing.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.